Contacts:
Christopher Martin, Investor Relations
703.460.6609
christopher.martin@webmethods.com

John Conley, Public Relations
703.460.5996
john.conley@webmethods.com

webMethods Announces Preliminary Fourth Quarter Results that Exceed Previous Company Guidance

Company to Announce Financial Results for its Fiscal Fourth Quarter and Year Ended March 31, 2006 and Host Investor Conference Call on April 27, 2006

FAIRFAX, Va. – April 6, 2006 – webMethods, Inc. (Nasdaq: WEBM), a leading business integration and optimization software company, today announced preliminary financial results for its fiscal fourth quarter ended March 31, 2006 that exceed previous guidance.

For the fourth quarter, webMethods anticipates that it will report total revenue of $57 million to $59 million, which includes license revenue of $25 million to $27 million. The Company’s original revenue guidance, issued on January 23, 2006, was for total revenue of $52 million to $55 million, including license revenue of $21 million to $23 million.

webMethods expects that it will report earnings per share under U.S. generally accepted accounting principles (GAAP) in the range of $0.11 to $0.14 for the quarter ended March 31, 2006, compared to the Company’s original earnings per share guidance of $0.05 to $0.10. In accordance with prior guidance, GAAP net income for the March 2006 quarter is expected to include amortization expense of the deferred warrant charge of approximately $496,000 and amortization expense of acquired intangible assets of approximately $599,000. In addition, GAAP net income is expected to include a litigation settlement payment, net of insurance reimbursement, of $750,000.

The Company cautioned that these preliminary results are subject to adjustment and that its actual results could differ.

webMethods will release financial results for its fiscal fourth quarter and year ended March 31, 2006 on April 27, 2006, after the market close. In conjunction with its earnings announcement, the Company will host a conference call for investors at 5:00 p.m. Eastern Daylight Time on April 27, 2006. The live conference call can be accessed via webcast at http://www.webmethods.com/investors and through a dial-in number to be provided in the announcement of webMethods’ fiscal fourth quarter and year end financial results.

The replay of the conference call will be available through May 26, 2006 via the Web and through a dial-in number to be provided.

About webMethods, Inc.
webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to approximately 1,400 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

###

The webMethods name and logo are registered trademarks of webMethods, Inc.  All other marks mentioned are trademarks or service marks of their respective companies.

This press release contains various remarks about the future expectations, plans and prospects of webMethods that may constitute forward-looking statements for purposes of the safe harbor provisions of the U.S. securities laws. Specific forward-looking statements in this press release include statements regarding webMethods’ expected revenues and earnings per share for its fiscal fourth quarter ended March 31, 2006. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various factors, risks and uncertainties, including the risk that management of webMethods has not completed its review of the preliminary results presented in this press release and, accordingly, the preliminary results may be adjusted. In addition, actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of the factors discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005 and in webMethods’ Form 10-Q for the three months ended December 31, 2005, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors.